Exhibit 10.21

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Granted by

METROPOLITAN BANK HOLDING CORP.

under the

METROPOLITAN BANK HOLDING CORP.

2022 EQUITY INCENTIVE PLAN

This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) is and shall be subject in every respect to the provisions of the 2022 Equity Incentive Plan (the “Plan”) of Metropolitan Bank Holding Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, unless superseded by the provisions of this Agreement, including Exhibit A.  A copy of the Plan has been provided to each Participant granted a performance-based restricted stock unit award (the “Performance Award”) pursuant to the Plan.  The holder of this Performance Award (the “Participant”) hereby accepts this Performance Award, subject to all the terms and provisions of the Plan, this Agreement and Exhibit A, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1. Name of Participant: _______________________________________________

2. Date of Grant:

3.	Total number of Performance Awards covered by the Award:

__________________________________________________________________

The total number of Performance Awards to be issued may decrease depending on whether the performance measures, as set forth in Exhibit A attached hereto (the “Performance Measures”), are satisfied.

4.	Vesting Schedule; Issuance of Stock.

The number of Performance Awards that will vest, if any, shall be determined as each applicable vesting date, as set forth in Exhibit A attached hereto.  That number will be determined based on the level of attainment of Performance Measures for each fiscal year in the Performance Period, as follows:

4.1

Performance Period and Annual Vesting.  The “Performance Period” for this Award is January 1, 20[*] through December 31, 20[*] (a “Fiscal Year”).  During the month of February immediately following the Fiscal Year, the Committee shall meet to evaluate the Company and Participant’s performance for such Fiscal Year with respect to the Performance Measures set forth on Exhibit A hereto. The total number of Performance Awards that vest will depend on whether and to what extent the Performance Measures have been satisfied.  The Committee shall thereafter report its determination to the Board and to the Participant.

4.2

Vesting Schedule.  Except as otherwise provided in this Agreement, all or a portion of this Performance Award shall vest in accordance with the vesting schedule specified in Exhibit A attached to this Agreement.

4.3

Acceleration of Vesting.  In addition to Section 4.2 of this Agreement, vesting will automatically accelerate upon the occurrence of an event set forth in Section 7 of this Agreement, in accordance with the terms set forth therein.

4.4

Issuance of Stock.  The number of Performance Awards to vest and be issued as Stock will be determined during the month of February immediately following the Fiscal Year. All vested Performance Awards will convert to Stock and be issued to the Participant on or after February 28, 20[*] but not later than March 31, 20[*] (the “Settlement Date”).

4.5

No Fractional Shares. In no event shall any fractional shares be issued.  Accordingly, the total number of shares of Stock to be issued pursuant to the Performance Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.  The settlement of all Performance Awards that vest under the Award shall be made solely in shares of Stock.

4.6

Cash Settlement.  Notwithstanding anything in this Agreement to the contrary, in the sole discretion of the Committee, vested Performance Awards may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Performance Awards being settled.

5.Performance Awards.

Each Performance Award represents the right to receive one share of Stock on the date determined in accordance with this Agreement and the Plan.

6.	Dividends and Voting Rights.
6.1

Dividend Equivalent Rights.  Subject to the restrictions, limitations and conditions described in the Plan and/or this Agreement, Performance Awards will earn dividend equivalent rights during the vesting period at the rate of dividends per share paid by the Company on the Company’s Stock.  Dividend equivalent rights will be accrued but not paid until the Performance Awards are earned, vested and issued.  Dividend equivalent rights will be forfeited if the Performance Awards are forfeited.

6.2

No Voting Rights.  The Participant shall have no voting right with respect to any Performance Award granted hereunder.  Following the vesting of and conversion of Performance Awards to Stock, the Participant shall be entitled to vote such Stock on the same basis as other stockholders.

7.	Accelerated Vesting on Change in Control, Death or Disability.
7.1

In the event of a Change in Control, all of the non-vested Performance Awards will become fully earned and vested immediately at the higher of the actual level of Performance Measures that have been achieved or at “Target” (Target means [*] Performance Awards) and the Settlement Date of all Performance Awards shall be the date of the Change in Control.

7.2

In the event of the Participant’s death or Disability during a Fiscal Year in the Performance Period or after the end of a Fiscal Year in the Performance Period and prior to the Committee’s determination of the achievement of the Performance Measures for such Fiscal Year, the Participant (or the Participant’s beneficiary, as applicable) shall be entitled to the number of shares for such Fiscal Year in which the Participant is entitled based on achievement of the Performance Measures during the period from the beginning of such Fiscal Year to the last day of the quarter ending prior to the Participant’s death or Disability upon such determination by the Committee in accordance with Section 4.1 of this Agreement.  The determination should be made no later than 30 days after the Participant’s death or Disability and if such determination is not made within 30 days after the Participant’s death or Disability all non-vested Performance Awards will become fully earned and vested immediately at “Target.” The Settlement Date of all Performance Awards shall be no later than 60 days after the Participant’s death or Disability.

8.	Effect of Other Terminations of Service on Award.
8.1

Termination by the Company for Cause.  In the event the Participant’s employment with the Company is terminated by the Company for Cause, all non-vested Performance Awards will be forfeited by Participant as of the date of Participant’s termination (the “Termination Date”).

8.2

Termination by the Company without Cause or Participant’s Termination for Good Reason.  In the event Participant’s employment is terminated by the Company without Cause or the Participant terminates employment for Good Reason (as defined in [*]), all Performance Awards shall immediately become vested as of the Termination Date and the Settlement Date shall be no later than 60 days after the Date of Termination.

8.3

Termination by Participant.   If Participant terminates Service prior to the vesting date for any reason not set forth in this Section 8 or Section 7 above, all non-vested Performance Awards will be forfeited and all vested Performance Awards will be paid no later than 60 days after the Date of Termination.

9.Adjustment Provisions.

This Performance Award shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan and as otherwise provided in the Plan.

10.Miscellaneous.

10.1

No Performance Award shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and the Stock is issued to the Participant.

10.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
10.3

Prior to actual receipt of the awarded shares of Stock that become issuable hereunder, the Participant may not transfer any interest in the Performance Award or the underlying shares of Stock to be awarded hereunder.  Any awarded shares underlying Performance Awards that vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or applicable beneficiary designation.

10.4

This Performance Award shall be governed by and construed in accordance with the laws of the state of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.

10.5

This Performance Award is subject to all laws, regulations and orders of any governmental authority that may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.6	The granting of this Performance Award does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.
10.7

Notwithstanding any provision to the contrary and solely to the extent necessary to comply with Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code and any payment or distribution of shares of Stock with respect to the Performance Awards are payable due to the Participant’s “separation from service” within the meaning of Section 409A of the Code (hereinafter, referred to as a “Separation from Service”), no payment or distribution of shares of Stock with respect to the Performance Awards shall be made within with the first six months following the Participant’s Separation from Service.  Rather, such payment or distribution of shares of Stock shall be made on the first day of the seventh month following the Participant’s Separation from Service.

11.Collection of Withholding Taxes.

The Company shall collect the employee portion of the FICA taxes (Social Security and Medicare) with respect to the Performance Awards at the time those Performance Awards vest hereunder.  The FICA taxes shall be based on the fair market value of the Stock underlying the Performance Awards on the vesting date.  Unless the Participant delivers a separate check payable to the Company in the amount of the FICA taxes required to be withheld from the Participant, the Company shall withhold those taxes from the Participant’s wages.

The Company shall collect the federal, state and local income taxes required to be withheld with respect to the Stock issued in accordance with the terms of the Plan; and the withholding shall not exceed the amount necessary to satisfy the withholding requirements.

12.Section 409A of the Code.

It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder, to the extent applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Performance Award set forth above.

METROPOLITAN BANK HOLDING CORP.

By:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Performance Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2022 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2022 Equity Incentive Plan and related Prospectus.

PARTICIPANT